                                                EXHIBIT 99.1

Isle of Capri Casinos, Inc. Announces Sale of Senior Subordinated Notes in Private Offering

BILOXI, Miss., February 19 -- Isle of Capri Casinos, Inc. (Nasdaq: ISLE) announced today that it has agreed to sell $500.0 million in aggregate principal amount of its 7.0% senior subordinated notes due 2014. Isle of Capri Casinos, Inc. intends to complete the transaction on or about March 3, 2004. The notes are being sold in the United States only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and to non-U.S. persons in accordance with Regulation S under the Securities Act. The notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Isle of Capri Casinos, Inc. intends to use the net proceeds of this sale to fund its offer to purchase $390.0 million in aggregate principal amount of its 8 3/4% senior subordinated notes due 2009 and the consent payment provided in the related consent solicitation, repay a portion of its borrowings under its senior secured credit facility and for general corporate purposes. No assurance can be given that the sale will be completed, and the sale is subject to market and other customary conditions.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Isle of Capri Casinos, Inc. owns and operates 17 riverboat, dockside and land-based casinos at 15 locations, including Biloxi, Vicksburg, Lula and Natchez, Mississippi; Bossier City and Lake Charles (two riverboats), Louisiana; Black Hawk (two land-based casinos) and Cripple Creek, Colorado; Bettendorf, Davenport and Marquette, Iowa; Kansas City and Boonville, Missouri; Freeport, Grand Bahama Island; and Dudley, England, UK. The company also operates Pompano Park Harness Racing Track in Pompano Beach, Florida.

As a publicly held company, we regularly file reports with the Securities and Exchange Commission (the "SEC"). These reports are required by the Securities Exchange Act of 1934 and include:

- Annual Reports on Form 10-K;
- Quarterly Reports on Form 10-Q;
- Current Reports on Form 8-K; and
- All amendments to those reports.

Our Internet website is http://www.islecorp.com. We make our filings available free of charge on our Internet website as soon as reasonably practical after we electronically file or furnish such reports to the SEC.

You may read and copy the reports, statements and other information we file with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W., Washington D.C. 20546. You can request copies of these documents by writing to the SEC but must pay photocopying fees. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC’s Internet site (http://www.sec.gov).

Contact:
Allan B. Solomon, Executive Vice President, 561-995-6660
Rex Yeisley, Chief Financial Officer, 228-396-7052
Lori Hutzler, Director of Corporate Communications, 228-396-7031

This press release contains forward-looking statements which are subject to change. These forward-looking statements may be significantly impacted, either positively or negatively by various factors, including without limitation, licensing, and other regulatory approvals, financing sources, development and construction activities, costs and delays, permits, weather, competition and business conditions in the gaming industry. The forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements herein.

Additional information concerning potential factors that could affect the company’s financial condition, results of operations and expansion projects, is included in the filings of the company with the Securities and Exchange Commission, including but not limited to, its 10-K for the fiscal year ended April 27, 2003 and 10-Q for the fiscal quarter ended October 26, 2003.